EXHIBIT 99.1

On April 27, 1998, AMF Bowling Worldwide, Inc. (the "Company") reported first quarter revenue and EBITDA (as defined below). Revenue for the first quarter of 1998 increased 19.0% over the same prior year period, from $157.6 million to $187.6 million. For the quarter ended March 31, 1998 the Company recorded EBITDA of $53.1 million, a 5.8% increase compared with $50.2 million for the first quarter of 1997. EBITDA is defined as a measure of operating cash flow which represents operating income before interest, taxes, depreciation, amortization and non-operating expenses.

Operating Results

For the first quarter of 1998, Bowling Centers revenue was $150.5 million, an increase of 38.7% compared to revenue of $108.5 million in 1997. EBITDA was $56.8 million, up 35.6% from $41.9 million in the first quarter of 1997. Operating results were favorably impacted by the inclusion of 140 bowling centers acquired and one new center constructed since April 1, 1997. EBITDA margins were 37.7% compared to 38.6% last year.

Bowling Products first quarter revenue was $41.1 million, a decline of 21.0% from revenue of $52.0 million in the same quarter of 1997. EBITDA decreased to $0.1 million in this year's first quarter compared to $12.0 million in last year's first quarter. EBITDA margins were 0.2% compared to 23.1% in 1997. Operating results for Bowling Products have been adversely impacted by current economic difficulties in certain markets of the Asia Pacific region which have reduced the order rate, level of shipments and backlog for New Center Packages ("NCP"s). During the first quarter of 1998, the Company recorded NCP shipments of 504 units compared to shipments of 897 units and 1,013 units for the first and fourth quarters of 1997, respectively. As of March 31, 1998, the NCP backlog was 1,612 units which was 6.6% lower than the NCP backlog at December 31, 1997.

Consolidated net loss was $0.6 million for the first quarter of 1998 compared to a consolidated net income of $0.1 million in 1997. During the first quarter of 1998 the Company recorded a non-cash $0.3 million equity in loss of joint ventures, formed during 1997, primarily as a result of start-up expenses.

Acquisition Program

The Company acquired 29 centers in the United States, two centers in the United Kingdom and two centers in Australia in the first quarter of 1998 for an aggregate purchase price of $48.5 million. At March 31, 1998, the Company operated 503 bowling centers worldwide - 399 in the U.S. and 104 international centers, including 14 centers in international joint ventures.

At March 31, 1998 the Company had total debt of $1,129.2 million and stockholders equity of $656.2 million. As of March 31, 1998, under its bank facility, the Company was able to borrow up to an additional $109.9 million to finance acquisitions or new center construction, subject to certain conditions.


Certain statements in this report about the Company's future plans may be forward- looking statements. A number of important factors could cause actual results to differ materially from those anticipated and projected by forward-looking information. The factors include, but are not limited to, changes in acquisition opportunities, the development and growth of new bowling markets, the sales of products in those markets, the generation of timely and sufficient cash flow to pay principal and interest on indebtedness, an adverse legal judgment, an increase in competition, a change in economic conditions including recent adverse developments in Asia Pacific markets, foreign currency volatility, and political acts or regulatory changes. Additional information on factors that could affect the Company's financial results are contained in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the U.S. Securities and Exchange Commission.

                  AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                  CONSOLIDATED STATEMENTS OF INCOME (unaudited)
                                  (in millions)

                                                         Three Months Ended
                                                               March 31,
                                                     ---------------------------
                                                       1998                 1997
                                                       ----                 ----

Operating revenue                                    $187.6               $157.6

Operating expenses (2)                                134.5                107.4
Depreciation and amortization                          26.8                 20.5
                                                     ------               ------

Operating income                                       26.3                 29.7

Interest expense                                       26.0                 27.7
Other non-operating expenses                            0.2                  0.8
                                                     ------               ------

Income before income taxes                              0.1                  1.2
    Provision for income taxes                          0.4                  1.1
                                                     ------               ------
Net income(loss) before joint ventures                 (0.3)                 0.1

    Equity in loss of joint ventures, net of tax       (0.3)                   -
                                                     ------               ------
Net income(loss)                                     $ (0.6)                $0.1
                                                     ======               ======

Selected Data:
    EBITDA (3)                                        $53.1                $50.2
    EBITDA margin                                     28.3%                31.9%

(1) AMF Group Holdings, Inc. ("Group Holdings") is the parent company of AMF Bowling Worldwide, Inc. The primary assets of Group Holdings are comprised of investments in subsidiaries including AMF Bowling Worldwide, Inc. which is principally engaged in two business segments (i) operation of bowling centers and (ii) manufacturing and marketing of bowling products.

(2) Operating expenses represent costs of goods sold, bowling center operating expenses and selling, general, and administrative expenses.

(3) Represents a measure of operating cash flow defined as operating income before interest, taxes, depreciation, amortization, and non-operating expenses.


                                 AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                                       SEGMENT INFORMATION (unaudited)
                                                 (in millions)


                                         First             Second               Third             Fourth
                                       Quarter            Quarter             Quarter            Quarter            Period
                                       -------            -------             -------            -------            ------
1998 Revenue
Bowling Centers                         $150.5                                                                       $150.5
Bowling Products                          41.1                                                                         41.1
Intersegment Elimination                  (4.0)                                                                        (4.0)
                                       -------            -------             -------            -------            -------
TOTAL                                   $187.6                                                                       $187.6

1997 Revenue
Bowling Centers                         $108.5              $92.6               $96.8             $131.2             $429.1
Bowling Products                          52.0               72.7                94.2               80.4              299.3
Intersegment Elimination                  (2.9)              (4.8)               (3.5)              (3.5)             (14.7)
                                       -------            -------             -------            -------            -------
TOTAL                                   $157.6             $160.5              $187.5             $208.1             $713.7

1998 EBITDA (3)
Bowling Centers                          $56.8                                                                        $56.8
Bowling Products                           0.1                                                                          0.1
Corporate                                 (3.8)                                                                        (3.8)
Intersegment Elimination                  (0.0)                                                                        (0.0)
                                       -------            -------             -------            -------            -------
TOTAL                                    $53.1                                                                        $53.1

1997 EBITDA (3)
Bowling Centers                          $41.9              $21.1               $21.0              $46.4             $130.4
Bowling Products                          12.0               19.3                23.8               15.7               70.8
Corporate                                 (3.6)              (4.7)               (3.7)              (3.4)             (15.4)
Intersegment Elimination                  (0.1)              (0.1)               (0.2)              (0.0)              (0.4)
                                       -------            -------             -------            -------            -------
TOTAL                                    $50.2              $35.6               $40.9              $58.7             $185.4



See notes (1-3) to Consolidated Statements of Income.